Exhibit 99.1

For Release

CONTACTS:

Lynn Schroeder	Kristyn Hutzell
Investor Relations	Global Consulting Group.
831-427-7399	925-946-9432
lynnsc@tarantella.com	kristyn.hutzell@hfgcg.com

TARANTELLA, INC. ANNOUNCES RECEIPT OF DELISTING NOTICE FROM NASDAQ

Santa Cruz, CA (October 20, 2003) – Tarantella, Inc. (Nasdaq: TTLAE), a leading supplier of secure application access software, announced that it has received notification from the Nasdaq Listing Qualifications Panel that the Company’s stock will discontinue trading on the Nasdaq SmallCap market effective with open of business on Tuesday, October 21, 2003.

This action follows Tarantella’s appeal to Nasdaq for a listing extension after not meeting the stated time requirements to file SEC Form 10-Q for their third fiscal quarter. The Nasdaq Panel determination to delist the Company’s stock was based on the Company’s filing delinquency, public interest concerns, and the ongoing nature of the internal investigation. Per the Company’s prior announcements, Tarantella is evaluating the extent to which corrections need to be made to its financial statements. Since June, the Company’s audit committee of their Board of Directors has been working with the accounting firm of Ernst & Young, LLP to complete a financial review. Once the audit committee has completed its analysis, the Company’s independent accountants, Deloitte & Touche, LLP, will perform their review of the financial statements.

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Tarantella Receives Delisting Notice

Tarantella’s common stock is not currently eligible to trade on the OTC Bulletin Board but can be eligible for quotation on the OTC Pink Sheets. The Company will release further timing and trading symbol information with regard to this when it becomes available.

Tarantella intends to file the necessary Forms 10-Q and 10-K upon completion of the audited financial review by Deloitte & Touche, thereby regaining SEC compliance. It is not expected that the filings will be completed prior to the end of the 2003 calendar year. Regaining compliance may allow the Company’s shares to then be eligible for trading on the OTC Bulletin Board, until such time as the Company’s fundamentals and standing once again meet the listing requirements for the Nasdaq SmallCap Market.

For Tarantella Investors:

This press release contains forward-looking statements. These forward-looking statements may be identified by use of terms such as anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, the forward-looking statements include statements about the Company’s stock trading on the OTC Pink Sheets, OTC Bulletin Board, or Nasdaq markets, completing the financial review in a timely fashion and filing necessary forms with the SEC in order to regain compliance. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to continue to have the Company’s stock freely traded, to complete their financial audit in order to file SEC forms 10-Q and 10-K, to meet requirements put forth by Nasdaq, to grow the business and gain new customers, and other risks detailed from time to time in Tarantella’s SEC filings, including forms 10-Q and 10-K. Tarantella disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Tarantella Receives Delisting Notice

About Tarantella, Inc.

Tarantella, Inc. is a leading provider of purpose-built application access and deployment software to nearly 12,000 customer sites worldwide. Tarantella enables organizations to access and manage information, data and applications across all platforms, networks and devices. Tarantella bridges the gap between vendors, ensuring that customers have complete access to business-critical information. Using Tarantella’s software, customers realize the benefits of secure corporate data, maximizing return on existing IT assets and improved productivity. The company markets its products through key industry partnerships and a worldwide network of consultants and resellers. Tarantella is headquartered in Santa Cruz, Calif. For more information, please visit the Tarantella web site at www.tarantella.com.

Tarantella, Tarantella Enterprise 3, Canaveral iQ, New Moon Systems and the Tarantella logo are trademarks or registered trademarks of Tarantella, Inc., in the USA and other countries. All other brand and product names are or may be trademarks of, and are used to identify products or services of their respective owners.

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